Exhibit 99.1

JOINT FILERS

Names of Joint Filers:
Canaan Equity II L.P.
Canaan Equity II L.P. (QP)
Canaan Equity II Entrepreneurs LLC
John V. Balen
James C. Furnivall
Stephen L. Green
Deepak Kamra
Gregory Kopchinsky
Guy M. Russo
Eric A. Young
Charmers Landing LLC
Stonehenge LLC
Waubeeka LLC

Address:
c/o Canaan Partners
105 Rowayton Ave.
Rowayton, CT 06853

Designated Filer: Canaan Equity Partners II LLC
Issuer and Ticker Symbol: DexCom, Incorporated (DXCM)
Date of Event Requiring Statement: April 13, 2005

CANAAN EQUITY II L.P.
By: Canaan Equity Partners II LLC

By:/s/ Guy M. Russo
Name: Guy M. Russo
Title: Member / Manager

CANAAN EQUITY II L.P. (QP)
By: Canaan Equity Partners II LLC

By:/s/ Guy M. Russo
Name: Guy M. Russo
Title: Member / Manager

CANAAN EQUITY II ENTREPRENEURS LLC
By: Canaan Equity Partners II LLC

By:/s/ Guy M. Russo
Name: Guy M. Russo
Title: Member / Manager

John V. Balen
By:/s/Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

James C. Furnivall
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Stephen L. Green
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Deepak Kamra
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Gregory Kopchinsky
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Guy M. Russo
By:/s/ Guy M. Russo
Name: Guy M. Russo

Eric A. Young
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Charmers Landing LLC
By:/s/ Guy M. Russo
Name: Guy M. Russo as Attorney in Fact

Stonehenge LLC
By:/s/ Guy M.Russo
Name: Guy M. Russo as Attorney in Fact

Waubeeka LLC
By:/s/ Guy M. Russo
Name: Manager


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